Oncotelic Appoints Four Eminent Physician-Scientists Internationally Recognized for their Work in Oncology and Immunology to Newly Established Medical Advisory Board

AGOURA HILLS, California, June 12th, 2019 — Oncotelic Inc. (“Oncotelic), a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB: MATN) dedicated to development of innovative treatments for cancer announced today that 4 internationally recognized clinical scholars have joined its Medical Advisory Board (MAB). Drs. Anatoly Dritschilo, David Horwitz, Reinhard von Roemeling and Stuart Siegel will provide expert advice and strategic guidance to advance the clinical development of the lead anti-cancer drug candidates of Oncotelic.

“I very much look forward to working with my colleagues Drs. Dritschilo, Horwitz, von Roemeling and Siegel as well as collaborating physician-scientists who serve as our consultants to diligently advance our clinical trial program with the vision of bringing new treatment options to cancer patients who are in urgent need for therapeutic innovations.” said Dr. Fatih Uckun, MD, PhD the Chief Medical Officer of Oncotelic and Mateon who is responsible for the clinical development of the drug portfolio. “The deep and durable objective responses achieved in patients with recurrent/refractory difficult-to-treat forms of brain tumors contribute to our optimism that new treatment strategies leveraging the clinical anti-tumor activity of this first-in-class RNA therapeutic may favorably change the therapeutic landscape for many difficult-to-treat cancer types”, he added.

Dr. Vuong Trieu, Ph.D., co-founder, President and Chief Executive Officer of Oncotelic stated: “Dr. Uckun and his colleagues on the MAB embody Oncotelic’s core values: dedication to patients, passion for science, and excellence in execution. I am delighted to have the opportunity to work with this highly experienced team of physician-scientists”.

About Dr. Anatoly Dritschilo:

Dr. Anatoly Dritschilo, MD completed his training in radiation oncology at Harvard Medical School and served as a faculty member at the Tufts University School of Medicine, Boston before joining the Georgetown University Medical Center (GUMC). He is a Diplomate of the American Board of Radiology and a Fellow of the American College of Radiology. He has over 35 years of experience as a physician-scientist and radiation oncologist, specializing in the treatment of breast and prostate cancer, radiation medicine, intraoperative radiation therapy, brachytherapy, 3D conformal radiotherapy, and development of radiation sensitizers for more effective cancer therapy. He is a NIH-funded translational physician-scientist and has published more than 200 research articles in high impact medical and scientific journals regarding the basic molecular mechanisms of cancer and the clinical translation of laboratory research to patient care.

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Dr. Anatoly Dritschilo has served as Professor and Chairman, Department of Radiation Medicine, Georgetown University School of Medicine, Washington, D.C for more than 30 years. From 2005 to 2007 Dr. Dritschilo, served as Interim Director of the Vincent T. Lombardi Comprehensive Cancer Center and interim Chair of the Department of Oncology at the Georgetown University Medical Center (GUMC). In 2005, he was re-appointed to Chairman of the Department of Radiation Medicine, at the Georgetown University School of Medicine, and Chief of the Radiation Oncology Service at MedStar Georgetown University Hospital, in 2010. Under his leadership, the MedStar-Georgetown Radiation Oncology Program was one of the first to establish a CyberKnife radiation therapy program and a Mevion proton therapy site. Dr. Dritschilo has served as an advisor to the NIH and the American Cancer Society on research funding and also has served on the Board of Directors of the National Coalition for Cancer Research, on the Roster of Distinguished Scientific Advisors to the Radiological Society of North America. He is a member of the American Association of Cancer Research, American Society for Clinical Oncologists, American Society of Therapeutic Radiation Oncologists and the Radiation Research Society. Dr. Dritschilo is also a co-inventor of patents in radiosurgery and stereotactic radiation therapy methods, radiation sensitizing drugs and personalized methods of treatment of cancer patients. Dr. Dritschilo co-founded Shuttle Pharmaceuticals, LLC in December 2012 and has served as its Chairman of the Board and Chief Executive Officer since then.

About Dr. David A. Horwitz:

Dr. David Horwitz, MD is a physician-scientist and immunologist who is internationally recognized for his work in T-cell biology, especially related to immune regulation. He has served as Professor of Medicine and Molecular Immunology and Chief of Division of Rheumatology and Immunology at the University of Southern California (USC) Keck School of Medicine for 27 years. He served as a Professor of Medicine at the University of Virginia, Charlottesville, VA before joining USC. Dr. Horwitz is a Member of the American Society for Clinical Investigation (ASCI), an honor society for physician-scientists, and an active member of several professional organizations. He is a Master of the American College of Rheumatology.

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As a pioneering researcher and physician-scientist, Dr. Horwitz has characterized many abnormalities of the immune system in patients with systemic lupus erythematosus. He was the first to recognize the role of IL-2 and TGF-β in the development of regulatory/suppressor T-cells, an observation that is now immunological dogma. The primary objective of his internationally recognized academic career has been to utilize our increasing knowledge of the immune system to develop a therapy that is more effective, yet safer than the agents now used to treat systemic lupus erythematosus, other autoimmune diseases, graft versus host disease, and allograft rejection. Dr. Horwitz holds several patents on methods for treating immunologic diseases. He published more than 100 research articles in high impact medical-scientific journals. He is Co-Founder of Toralgen, Inc. and Chief Executive Officer of General Nanotherapeutics, LLC. Dr. Horwitz has been developing orally delivered bile acid nanoformulations of small molecules and biologics for treatment of autoimmune diseases. He will provide expert guidance regarding the potential application of the oral nanoformulation platform for the delivery of the Oncotelic RNA therapeutic as a “nano pill” in pancreas cancer patients.

About Dr. Reinhard von Roemeling:

Dr. Reinhard von Roemeling, MD is an internationally recognized medical oncologist and clinical scholar with deep knowledge and experience in oncology drug development. During his academic career, Dr. von Roemeling served as a faculty member and attending medical oncologist at the University of Minnesota, Texas University Health Sciences Center, Albany Medical College and VA Medical Center, and Fox Chase Comprehensive Cancer Center. He has extensive global experience successfully designing robust protocols and advancing clinical trials encompassing both strong clinical and research components within large portfolios. Dr. von Roemeling directed/co-directed/supported 25+ small molecules and biologics development programs, including 10 as immunotherapy/immune-modulators in combination with other drugs (PD-(L)1 checkpoint inhibitors.

Dr. von Roemeling has held executive leadership positions at several pharmaceutical companies and served as the Global Head of Research and Development at HUYA Bioscience International; Senior Vice President, Clinical Development Oncology/Global TA Head Oncology at EMD-Serono/Merck KGaA Research and Development Institute; Vice President, Clinical Development Oncology at Daiichi Sankyo Pharma Development; Vice President, Global Head – Clinical Development at Fresenius Biotech, Inc.; Vice President, Global Medical Affairs-Hematology/Oncology at Schering AG/Berlex; International Head – Therapeutic Area Oncology at Boehringer-Ingelheim Pharmaceuticals. Currently, Dr. von Roemeling is the Senior Vice President, Clinical Development of Curis, Inc.

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As an eminent physician-scientist, Dr. von Roemeling has extensive global clinical development experience for oncology drugs with demonstrated success in multiple NDA- and BLA-approvals of small molecule drugs as well as large molecule biologics. His contributions include the accelerated approval of the immune-oncology drug Avelumab for multiple indications; approval of Catumaxomab (Removab™ CD-3/EpCAM bispecific, tri-functional antibody) for malignant ascites from EpCAM+ malignancies (Ovarian Cancer, Gastro-intestinal Cancers); and approval of the radioimmunoconjugate Ibritumomab Tiuxetan (Zevalin™ – yttrium / CD-20 radioimmunoconjugate for non-Hodgkin’s lymphoma) to name just a few. Dr. von Roemeling is a prolific clinical scholar having published 97 research articles.

About Dr. Stuart Siegel:

Dr. Stuart E. Siegel, M.D., received his B.A. and M.D. degrees from Boston University, pediatric training at the University of Minnesota, and pediatric oncology training at the National Cancer Institute. He has served as a Professor of Pediatrics and Medicine at the Keck School of Medicine of USC for 47 years. He was named the first holder of the Stuart E. Siegel, M.D. Endowed Chair in Pediatric Oncology at Keck School of Medicine of USC. He served as the Founding Director of the Children’s Center for Cancer and Blood Diseases at USC for 18 years. He also served as the Director of the Center for Global Health at Children’s Hospital Los Angeles (CHLA).

Since 2011, Dr. Siegel has been the Chair of the Board of Directors of CureSearch, a national pediatric cancer research philanthropy, and Vice President of the Health Care Foundation of Ventura County. Previously, he has been active in leadership roles in the National Leukemia Broadcast Council, the Make-a-Wish Foundation, and the American Cancer Society. He is also on the Boards of CHLA, the Chase Foundation, Ronald McDonald House Charities Global and the Southern California Ronald McDonald organization, and ThinkCure. Dr. Siegel is also the immediate past President of the Children’s Specialty Care Coalition of California.

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Dr. Siegel was the recipient of numerous honors, including the National Caring Award and the Distinguished Alumnus Award from Boston University. His involvement in the area of Adolescent and Young Adult (AYA) Oncology began with his participation in the joint Lance Armstrong Foundation - NIH sponsored Progress Review Group in 2003. He brings expertise as a leader in the development of pediatric hematology-oncology programs, an active clinical research career in pediatric oncology, a leadership role in the development and implementation of the discipline of AYA oncology as well as one of the first academic programs in the AYA oncology area, and prior leadership of a number of grant initiatives in pediatric and AYA oncology research and demonstration projects.

About Oncotelic Inc.

Oncotelic is a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB: MATN) an immune-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immune-oncology drug candidate of Oncotelic, is a first-in-class RNA therapeutic targeting TGF beta that exhibited single agent activity in some relapsed/refractory cancer patients during Phase 2 testing in clinical trial settings. The founding team of Oncotelic was responsible for the development of Abraxane as chemotherapeutic agents for breast, lung, melanoma, and pancreatic cancer. Abraxane was approved in 2005 and has $1B in sales annually and Cynviloq,a next generation Abraxane, was acquired by NantPharma for $1.9B. Oncotelic will leverage its deep expertise in oncology and RNA therapeutic drug development to improve treatment outcomes and survival of cancer patients. For more information, please visit www.oncotelic.com.

About Oncotelic’s Lead Product Candidate, OT-101

OT-101, the lead immune-oncology drug candidate of Oncotelic, is a first-in-class RNA therapeutic targeting TGF beta that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. In particular, the deep and durable objective responses achieved in patients with recurrent/refractory difficult-to-treat forms of brain tumors suggest that new treatment strategies leveraging the clinical anti-tumor activity of this first-in-class RNA therapeutic may favorably change the therapeutic landscape for many difficult-to-treat cancer types.

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Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

David Nam

Email: ir@mateon.com

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